Exhibit 10.30
                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

     AGREEMENT made as of the 1st day of January 1999, by and between MALCOLM BECKER (hereinafter referred to as the "Employee"), residing at 82 Coleridge Street, Brooklyn, New York 11235, and BREAKING WAVES, INC. (hereinafter referred to as the "Company"), a New York corporation with principal offices located at 112 West 34th Street, New York, New York 10120.

                              W I T N E S S E T H :

     WHEREAS, the Company and Employee entered into an Employment Agreement dated November 27, 1996 and an Amendment to Employment Agreement dated January 1, 1998;

     WHEREAS, Employee desires to increase the amount of normal business time he shall devote to the business of the Company;

     WHEREAS, the Company is amenable to the increase of time Employee shall devote to the business of the Company and desires to increase the salary of Employee to conform to such increase; and

     WHEREAS, the Company and the Employee consequently desire to amend such Employment Agreement to reflect the foregoing;

     NOW THEREFORE, in consideration of the mutual promises made by the Company and Employee, and the terms and conditions hereafter set forth, the receipt and adequacy of such consideration being mutually acknowledged, the Company and Employee hereby agree to the following:

     2. Article III, Paragraph (A) of the Employment Agreement is hereby amended to revise Employee's salary and shall read as follows:

     Commencing on January 1, 1999, the Company shall pay to Employee a salary at the rate of $70,000 per annum until November 27, 1999 (payable in equal weekly installments or pursuant to such regular pay periods adopted by the Company) (the "Base Salary").

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

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
         BREAKING WAVES, INC.                                                   EMPLOYEE

By:        /s/ Harold Rashbaum                                                   /s/ Malcolm Becker
         Harold Rashbaum                                                        Malcolm Becker
         President
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